Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 14, 2011 on the financial statements of Ballroom Dance Fitness, Inc., a Florida corporation (the "Company"), in the Company's Registration Statement on Form S-1 Amendment No. 11 filed with the Securities Exchange Commission on January 24, 2012 (the "Registration Statement").

/s/ Malcolm Pollard CPA, P.C.
Malcolm Pollard CPA, P.C.
4845 W. Lake Road, #119
Erie, PA  16505

Dated: January 24, 2012